SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. __)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Definitive Proxy Statement

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
SPECTRUM PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

157 Technology Drive
Irvine, CA 92618

June 22, 2010

Dear Fellow Stockholder:

As announced on June 18, 2010, Spectrum Pharmaceuticals, Inc. (the “Company”) adjourned the Annual Meeting of Stockholders (the “Annual Meeting”) from Friday, June 18, 2010 to Thursday, July 1, 2010 to allow additional time for the solicitation of proxies to establish the requisite quorum for the conduct of business at the Annual Meeting.

The reconvened Annual Meeting will be held at the Company’s corporate office at 157 Technology Drive, Irvine, California at 10:30 a.m., Pacific Time. The Company’s proxy materials previously filed with the Securities and Exchange Commission and mailed to the stockholders, and the proposal submitted to a vote of the stockholders at the Annual Meeting, as described in such proxy materials, remain unchanged. Only stockholders of record on April 20, 2010 will be entitled to vote at the reconvened Annual Meeting on July 1, 2010.

OUR RECORDS INDICATE THAT YOU HAVE YET TO VOTE.  YOUR VOTE IS IMPORTANT AND WE STRONGLY ENCOURAGE YOU TO VOTE YOUR SHARES TODAY. IF YOU ARE NOT PLANNING TO ATTEND THE ANNUAL MEETING, PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE SO THAT YOUR SHARES MAY BE REPRESENTED AND YOUR VOTES CAST AT THE ANNUAL MEETING.

Another copy of the proxy card is enclosed for your convenience.

To vote your shares, the following voting options have been set up for your convenience.

1.	Vote by Phone. You may cast your vote by phone by calling the phone number located on the enclosed proxy ballot.
2.	Vote Through the Internet. You may cast your vote using the Internet by logging into the Internet address located on the enclosed proxy ballot and following the instructions on the website.
3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy ballot in the postage paid return envelope provided.

Thank you for your assistance with this important matter.

Sincerely,

Rajesh C. Shrotriya, M.D.
Chairman of the Board, Chief Executive Officer and President

SPECTRUM PHARMACEUTICALS, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 18, 2010 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, a Stockholder of SPECTRUM PHARMACEUTICALS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Annual Report to Stockholders and the accompanying Proxy Statement for the Annual Meeting to be held on June 18, 2010, at 10:30 a.m. Pacific Time, at our corporate office located at 157 Technology Drive, Irvine, California, 92618, and, revoking any proxy previously given, hereby appoints Dr. Rajesh C. Shrotriya and Shyam K. Kumaria, and each of them individually, proxies and attorneys-in-fact, each with full power of substitution and revocation, and each with all power that the undersigned would possess if personally present, to vote SPECTRUM PHARMACEUTICALS, INC. Common Stock held by the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting. Unless otherwise specified, this proxy will be voted FOR the election of each nominee for director listed on this proxy card in Proposal 1 and in the discretion of the proxy holders on all other business that comes before the meeting. IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF SPECTRUM PHARMACEUTICALS, INC. JUNE 18, 2010 Please date, sign and mail your proxy card in the envelope provided as soon as possible. DETACH PROXY CARD HERE 1. To elect six directors to serve on the Board of Directors FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (see Instructions below) Please Detach Here You Must Detach This Portion of the Proxy Card Before Returning It in the Enclosed Envelope Nominees: Krishan K. Arora, Ph.D., Stuart M. Krassner, Sc.D., Psy.D, Luigi Lenaz, M.D., Anthony E. Maida, III, M.A., M.B.A., Ph.D., Dilip J. Mehta, M.D., Ph.D. and Rajesh C. Shrotriya, M.D. (INSTRUCTION: To withhold authority to vote for any individual nominees(s), mark the “FOR ALL EXCEPT” box and write that each nominee’s name on the space below.) If no choice is indicated, the proxy will be voted FOR all nominees listed. EXCEPTIONS: 2. To transact such other business as may properly be presented at the Annual Meeting or any adjournments or postponements thereof. Unless otherwise specified, this proxy will be voted FOR the election of each nominee for director listed on this proxy card in Proposal 1 and in the discretion of the proxy holders on all other business that comes before the meeting. I/we plan to attend the Annual Meeting. To change the address on your account, please check the box at right and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.